UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2026

Lincoln International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43306	38-4224068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 North Wacker Drive, 51st Floor
Chicago, Illinois 60606
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 580-8339
Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	LCLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02    Unregistered Sales of Equity Securities.
As previously disclosed in the final prospectus, dated as of May 19, 2026 (the “Prospectus”), related to the initial public offering (the “IPO”) of Class A common stock, par value $0.00001 per share (“Class A common stock”), of Lincoln International, Inc. (the “Company”), the Company is obligated, within ninety (90) days of the closing of the IPO, to issue shares of Class A common stock (the “Liquidity Event Issuance”) to certain current and former partners, or their estates (the “Liquidity Event Partners”), of Lincoln International, LP (“LILP”), a minority owned subsidiary of the Company of which the Company is the general partner, as required by LILP’s Third Amended and Restated Limited Partnership Agreement of LILP, dated as of April 27, 2022, as amended from time to time (the “Pre-IPO LP Agreement”), and LILP’s Fourth Amended and Restated Limited Partnership Agreement of LILP, dated as of May 19, 2026, which, as of that date, replaced the Pre-IPO LP Agreement. As disclosed in the Prospectus, the Liquidity Event Partners are those partners whose units in LILP were repurchased by LILP due to death, retirement, or permanent disability or following certain termination events taking place within a prescribed period prior to the IPO.

On August 12, 2026, the Company issued 1,433,927 shares of Class A common stock (the “Liquidity Event Shares”) to the Liquidity Event Partners in satisfaction of LILP’s obligation to make the Liquidity Event Issuance. The Liquidity Event Shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN INTERNATIONAL, INC.
Date: August 14, 2026	By:	/s/ Robert Brown
Robert Brown
Chief Executive Officer